EXHIBIT 21






SUBSIDIARIES OF THE REGISTRANT




                                                  Jurisdiction
                                                       of
Name                                              Incorporation


General Physics Corporation*                      Delaware

Five Star Group, Inc.                             Delaware

SGLG, Inc.*                                       Delaware

MXL Industries, Inc.                              Delaware













*Less than 100% owned by the Registrant

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